Exhibit 99.1
News Release

For more information contact:

Media Relations: Britt Zarling Corporate Communications Fiserv, Inc. 414-378-4040 britt.zarling@fiserv.com	Investor Relations: Peter Poillon Investor Relations Fiserv, Inc. 212-266-3565 peter.poillon@fiserv.com

For Immediate Release

Fiserv Reports Fourth Quarter and Full Year 2020 Results
GAAP revenue declined 5% in the quarter and grew 46% for the full year;
GAAP EPS increased 22% in the quarter and decreased 18% for the full year;
Internal revenue grew 1% in the quarter and was flat for the full year;
Adjusted EPS increased 16% in the quarter and 12% for the full year;
Operating cash flow increased 1% to $1.19 billion in the quarter and 48% to $4.15 billion for the full year;
Free cash flow increased 7% to $1.05 billion in the quarter
and 11% to $3.65 billion for the full year;
Company expects 2021 internal revenue growth of 8% to 12%
and adjusted EPS of $5.30 to $5.50, or growth of 20% to 24%

BROOKFIELD, Wis., February 9, 2021 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today reported financial results for the fourth quarter and full year 2020.
Fourth Quarter and Full Year 2020 GAAP Results
GAAP revenue for the fourth quarter of 2020 of $3.83 billion declined 5% compared to the prior year period, with the Acceptance segment down 7%, the Fintech segment down 1% and the Payments segment down 2%. GAAP revenue for the full year of 2020 of $14.85 billion grew 46% compared to the prior year, with the Acceptance segment up 115%, the Fintech segment down 1% and the Payments segment up 41%. GAAP revenue growth within the Acceptance and Payments segments for the full year of 2020 includes the impact of revenue from acquired First Data Corporation ("First Data") businesses as the financial results of First Data are included in the consolidated results of Fiserv, Inc. from July 29, 2019, the date of acquisition.
GAAP earnings per share was $0.44 in the fourth quarter and $1.40 for the full year of 2020, an increase of 22% and decrease of 18%, respectively, compared to the prior year periods. GAAP operating margin was 13.5% and 12.5% in the fourth quarter and full year 2020, respectively,

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compared to 11.8% and 15.8% in the fourth quarter and full year 2019, respectively. GAAP earnings per share and operating margin for the full year of 2020 included integration costs and acquired intangible asset amortization from the application of purchase accounting associated with the First Data acquisition, as well as gains from the sale of a 60% interest of the company's Investment Services business ("Investment Services Transaction") and the dissolution of the Banc of America Merchant Services joint venture ("BAMS").

Net cash provided by operating activities increased by 1% to $1.19 billion in the fourth quarter and increased by 48% to $4.15 billion in the full year 2020 compared to the prior year periods. The increase in the full year 2020 was primarily attributable to the First Data acquisition.
“Fiserv delivered terrific financial and operational results in 2020 despite the unprecedented market conditions, demonstrating the strength and resilience of our business,” said Frank Bisignano, President and Chief Executive Officer of Fiserv. “I am incredibly proud of our associates for their unwavering focus on delivering the mission-critical products that help our clients succeed. That focus has enabled us to deliver our 35th consecutive year of double-digit adjusted earnings per share growth.”
Fourth Quarter and Full Year 2020 Non-GAAP Results and Additional Information
On an adjusted non-GAAP basis, the company's financial performance measures in this news release, including adjusted revenue, internal revenue, internal revenue growth, adjusted operating margin, adjusted net income, adjusted earnings per share and free cash flow, have been recalculated to provide full year 2019 results on a combined company basis to enhance investors' ability to evaluate the company's operating performance including First Data.
•Fourth quarter adjusted revenue of $3.62 billion declined 2% compared to the prior year period and full year adjusted revenue of $13.91 billion declined 4% compared to the prior year period.
•Internal revenue growth was 1% in the fourth quarter, with 3% growth in the Acceptance segment, and a 1% decline in both the Fintech and Payments segments.
•Internal revenue for the total company and each of the Acceptance, Fintech and Payments segments was flat for the full year.
•Fourth quarter adjusted earnings per share of $1.30 increased 16% compared to the prior year period and full year adjusted earnings per share of $4.42 increased 12% compared to the prior year period.
•Fourth quarter free cash flow of $1.05 billion increased by 7% compared to the prior year period and full year free cash flow of $3.65 billion increased by 11% compared to the prior year period.
•Fourth quarter adjusted operating margin of 35.6% increased 420 basis points compared to the prior year period and full year adjusted operating margin of 31.4% increased 170 basis points compared to the prior year period.

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•Sales results increased 19% in the fourth quarter and 22% for the full year compared to the prior year periods.
•The company's Board of Directors approved a new 60 million share repurchase authorization in the fourth quarter.
•The company repurchased 1.8 million shares of common stock for $200 million in the fourth quarter, and 16.1 million shares of common stock for $1.64 billion in the full year.
•The company repaid $749 million of debt in the fourth quarter and $1.78 billion in the full year.
•In January 2021, the company completed its previously announced acquisition of Ondot Systems, Inc., a digital experience platform provider for financial institutions.
•In February 2021, Fiserv was named one of FORTUNE Magazine World's Most Admired Companies® for the eighth consecutive year.
Outlook for 2021
Fiserv expects internal revenue growth of 8% to 12% and adjusted earnings per share in a range of $5.30 to $5.50, representing growth of 20% to 24%, for 2021. This outlook assumes no significant extension of COVID-19 impacts beyond the first half of 2021.
“We enter 2021 with good momentum from the strong sales activity of the past several quarters and a solid pipeline,” said Bisignano. “We expect that the strength of our business, together with a strong post-pandemic macro environment, will drive significantly improved financial performance in 2021.”
Earnings Conference Call
The company will discuss its results on a conference call and webcast at 4 p.m. CT on Tuesday, February 9, 2021. To register for the event, go to fiserv.com and click on the Q4 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV) aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale solution. Fiserv is a member of the S&P 500® Index and the FORTUNE® 500, and is among FORTUNE World's Most Admired Companies®. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
Due to the financial impact of the First Data acquisition, the company's full year 2019 unaudited non-GAAP financial performance measures have been recalculated in this news release on a combined company basis reflecting its reportable segments as realigned during the first quarter

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of 2020. The full year 2019 combined financial information has been prepared by making certain adjustments to the sum of historical First Data financial information determined in accordance with generally accepted accounting principles ("GAAP") and historical Fiserv financial information determined in accordance with GAAP. The full year 2019 combined financial information includes various estimates and is not necessarily indicative of the operating results of the combined companies had the transaction been completed at the assumed date or of the combined companies in the future. The full year 2019 combined financial information does not reflect any cost savings or other synergies anticipated as a result of the acquisition. In addition, the full year 2019 combined financial information does not reflect the impact of any purchase accounting adjustments that arose from the acquisition as those impacts would be excluded in the preparation of the combined financial information. The unaudited combined financial information is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission, and the preparation of information in accordance with Article 11 would result in a significantly different presentation.
The company supplements its reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with "adjusted revenue," "internal revenue," "internal revenue growth," "adjusted operating income," "adjusted operating margin," "adjusted net income," "adjusted earnings per share," and "free cash flow." In addition, the company supplements its and First Data’s full year 2019 reporting of information determined in accordance with GAAP with “combined revenue,” “combined operating income,” “combined net income attributable to Fiserv,” “combined earnings per share” and “combined net cash provided by operating activities.” Management believes that providing combined full year 2019 financial information and making adjustments for certain non-cash or other items and excluding certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company's performance, including providing additional insights into the factors and trends affecting the company's business and, with respect to combined financial information, providing a reasonable basis of comparison with its post-acquisition results. Therefore, the company excludes these items from its GAAP financial measures, and its and First Data's combined full year 2019 financial information, to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 18 for additional information regarding the company's forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions; non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance and restructuring costs; net charges associated with debt financing activities including foreign currency transaction gains

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or losses, early debt extinguishment and bridge financing costs; merger and integration costs; gains or losses from the sale of businesses; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company's operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes internal revenue growth is useful because it presents combined adjusted revenue growth including deferred revenue purchase accounting adjustments and excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company's Output Solutions postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following, many of which are, and will be, amplified by the COVID-19 pandemic: the duration and intensity of the COVID-19 pandemic including whether the global economy

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generally recovers from the impact of the COVID-19 pandemic in the first half of 2021; governmental and private sector responses to the COVID-19 pandemic and the impact of such responses on the company; the impact of the COVID-19 pandemic on the company's employees, clients, vendors, operations and sales; the possibility that the company may be unable to achieve expected synergies and operating efficiencies from the acquisition of First Data within the expected time frames or at all or to successfully integrate the operations of First Data into the company's operations; such integration may be more difficult, time-consuming or costly than expected; profitability following the transaction may be lower than expected, including due to unexpected costs, charges or expenses resulting from the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; unforeseen risks relating to the company's liabilities or those of First Data may exist; the company's ability to meet expectations regarding the accounting and tax treatments of the transaction; the company's ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company's products and services; the ability of the company's technology to keep pace with a rapidly evolving marketplace; the successful management of the company's merchant alliance program which involves several alliances not under its sole control; the impact of a security breach or operational failure on the company's business including disruptions caused by other participants in the global financial system; the failure of the company's vendors and merchants to satisfy their obligations; the successful management of credit and fraud risks in the company's business and merchant alliances; changes in local, regional, national and international economic or political conditions and the impact they may have on the company and its customers; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company's ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; the company's ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company's ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, Annual Report on Form 10-K for the year ended December 31, 2019 and in other documents that the company files with the SEC, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

News Release

Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue
Processing and services	$3,097	$3,344	$12,215	$8,573
Product	735	701	2,637	1,614
Total revenue	3,832	4,045	14,852	10,187

Expenses
Cost of processing and services	1,353	1,571	5,841	4,016
Cost of product	504	538	1,971	1,293
Selling, general and administrative	1,459	1,463	5,652	3,284
Gain on sale of businesses	—	(5)	(464)	(15)
Total expenses	3,316	3,567	13,000	8,578

Operating income	516	478	1,852	1,609
Interest expense, net	(174)	(194)	(709)	(473)
Debt financing activities	—	—	—	(47)
Other income (expense)	(6)	(6)	28	(6)

Income before income taxes and income (loss) from investments in unconsolidated affiliates	336	278	1,171	1,083
Income tax provision	(20)	(54)	(196)	(198)
Income (loss) from investments in unconsolidated affiliates	(3)	17	—	29

Net income	313	241	975	914
Less: net income (loss) attributable to noncontrolling interests	13	(6)	17	21

Net income attributable to Fiserv	$300	$247	$958	$893

GAAP earnings per share attributable to Fiserv - diluted	$0.44	$0.36	$1.40	$1.71

Diluted shares used in computing earnings per share attributable to Fiserv	681.2	694.7	683.4	522.6

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

GAAP net income	$300	$247	$958	$893
GAAP net income attributable to First Data [1]	—	—	—	303
Combined net income attributable to Fiserv	300	247	958	1,196
Combined adjustments:
Merger and integration costs [2]	254	148	902	467
Severance and restructuring costs [3]	16	75	108	150
Amortization of acquisition-related intangible assets [4]	501	533	2,024	1,222
Debt financing activities [5]	—	—	—	287
Impact of divestitures [6]	—	(5)	—	(46)
Non wholly-owned entity activities [7]	41	(33)	94	(53)
Tax impact of adjustments [8]	(187)	(169)	(719)	(470)
Gain on sale of businesses [6]	—	(5)	(464)	(12)
Tax impact of gain on sale of businesses [8]	—	1	124	3
Discrete tax items [9]	(39)	(13)	(7)	(5)
Adjusted net income	$886	$779	$3,020	$2,739

Weighted average common shares outstanding - diluted	681.2	694.7	683.4	522.6
Issuance of shares for combination	—	—	—	167.0
Dilutive impact of exchanged equity awards	—	—	—	4.5
Combined weighted average common shares outstanding - diluted [10]	681.2	694.7	683.4	694.1

GAAP earnings per share [10]	$0.44	$0.36	$1.40	$1.71

Combined earnings per share [10]	$0.44	$0.36	$1.40	$1.72
Combined adjustments - net of income taxes:
Merger and integration costs [2]	0.29	0.16	1.02	0.52
Severance and restructuring costs [3]	0.02	0.08	0.12	0.17
Amortization of acquisition-related intangible assets [4]	0.57	0.59	2.28	1.36
Debt financing activities [5]	—	—	—	0.32
Impact of divestitures [6]	—	(0.01)	—	(0.05)
Non wholly-owned entity activities [7]	0.05	(0.04)	0.11	(0.06)
Gain on sale of businesses [6]	—	(0.01)	(0.50)	(0.01)
Discrete tax items [9]	(0.06)	(0.02)	(0.01)	(0.01)
Adjusted earnings per share	$1.30	$1.12	$4.42	$3.95
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

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1Represents the financial results of First Data prior to the date of acquisition. For the year ended December 31, 2019, this includes the results of First Data from January 1, 2019 through July 28, 2019.
2Represents acquisition and related integration costs incurred as a result of the company's various acquisitions. Merger and integration costs include $250 million and $128 million in the fourth quarter of 2020 and 2019, respectively, and $865 million and $408 million in full year 2020 and 2019, respectively, related to the First Data acquisition. First Data integration-related costs in the fourth quarter and full year 2020 primarily include $70 million and $224 million, respectively, of third party professional service fees associated with integration-related activities; $39 million and $165 million, respectively, of incremental share-based compensation, including the fair value of stock awards assumed by Fiserv; $3 million and $118 million, respectively, of accelerated depreciation and amortization associated with the termination of certain vendor contracts; $32 million and $137 million, respectively, of other integration-related compensation costs; and $80 million and $124 million, respectively, of non-cash impairment charges associated with the early exit of certain leased facilities. Merger and integration costs related to the First Data acquisition in the fourth quarter and full year 2019 include $37 million and $199 million, respectively, of legal and other professional service fees, primarily consisting of transaction costs, as well as $51 million and $108 million, respectively, of incremental share-based compensation, including the fair value of stock awards assumed by Fiserv.
3Represents severance and other costs associated with the achievement of expense management initiatives, including real estate and data center consolidation activities. Amounts during the second through fourth quarters of 2020 consisted entirely of severance costs. Severance and restructuring costs in both the fourth quarter and full year 2019 include a non-cash impairment charge of $48 million, primarily related to an international core processing platform.
4Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology, and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract assets (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts. See additional information on page 17 for an analysis of the company's amortization expense.
5Represents losses on early debt extinguishments and other costs associated with the refinancing of certain indebtedness, including that of First Data. Debt financing activities in 2019 include $220 million of early debt extinguishment costs and $98 million of bridge term loan facility expenses, partially offset by $50 million of net currency transaction gains related to foreign currency denominated debt.
6Represents the earnings attributable to divested businesses and the gain on the associated divestiture transactions, including the sale of a 60% interest in the Investment Services business in February 2020, the dissolution of the Banc of America Merchant Services joint venture in July 2020, and two businesses acquired as part of the First Data acquisition that were sold in October 2019.
7Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which it holds a controlling financial interest. This adjustment also includes a $14 million net gain on the merger of a joint venture that occurred in the third quarter of 2019.
8The tax impact of adjustments is calculated using a tax rate of 23%, which approximates the combined company's annual effective tax rate, exclusive of the actual tax impacts associated with the gain on sale of businesses.
9Represents certain discrete tax items, primarily related to foreign income tax benefits from a subsidiary restructuring in the fourth quarter of 2020, the revaluation of deferred taxes due to a change in the statutory tax rate in the United Kingdom in the third quarter of 2020, and non-deductible transaction costs associated with the acquisition of First Data in 2019.
10GAAP earnings per share is computed by dividing GAAP net income by the weighted average common shares outstanding - diluted during the period. Combined earnings per share is computed by dividing combined net income attributable to Fiserv by the combined weighted average common shares outstanding - diluted during the period. The full year 2019 combined weighted average common shares outstanding - diluted is computed based on the historical Fiserv weighted average shares outstanding - diluted determined in accordance with GAAP, adjusted to include the Fiserv shares issued as merger consideration and shares subject to First Data equity awards assumed by Fiserv in connection with the First Data acquisition.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Total Company
Revenue	$3,832	$4,045	$14,852	$10,187
First Data revenue [1]	—	—	—	5,609
Combined revenue	3,832	4,045	14,852	15,796
Combined adjustments:
Intercompany eliminations [2]	—	—	—	(4)
Output Solutions postage reimbursements	(224)	(248)	(864)	(978)
Deferred revenue purchase accounting adjustments	12	12	46	18
Merchant Services adjustment [3]	—	(97)	(126)	(387)
Adjusted revenue	$3,620	$3,712	$13,908	$14,445

Operating income	$516	$478	$1,852	$1,609
First Data operating income [1]	—	—	—	1,088
Combined operating income	516	478	1,852	2,697
Combined adjustments:
Merger and integration costs	254	148	902	467
Severance and restructuring costs	16	75	108	150
Amortization of acquisition-related intangible assets	501	533	2,024	1,222
Merchant Services adjustment [3]	—	(61)	(59)	(230)
Gain on sale of businesses	—	(5)	(464)	(12)
Adjusted operating income	$1,287	$1,168	$4,363	$4,294

Operating margin	13.5%	11.8%	12.5%	15.8%
Adjusted operating margin	35.6%	31.4%	31.4%	29.7%

Merchant Acceptance ("Acceptance")
Revenue	$1,444	$1,559	$5,522	$2,571
First Data revenue [1]	—	—	—	3,514
Combined revenue	1,444	1,559	5,522	6,085
Combined adjustments:
Deferred revenue purchase accounting adjustments	—	2	6	4
Merchant Services adjustment [3]	—	(97)	(126)	(387)
Adjusted revenue	$1,444	$1,464	$5,402	$5,702

Operating income	$442	$468	$1,427	$764
First Data operating income [1]	—	—	—	1,026
Combined operating income	442	468	1,427	1,790
Combined adjustments:
Merger and integration costs	1	2	6	4
Merchant Services adjustment [3]	—	(61)	(59)	(230)
Adjusted operating income	$443	$409	$1,374	$1,564

Operating margin	30.7%	30.1%	25.9%	29.7%
Adjusted operating margin	30.7%	27.9%	25.4%	27.4%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Financial Technology ("Fintech") [4]
Revenue	$742	$751	$2,901	$2,942

Operating income	$271	$238	$992	$885

Operating margin	36.5%	31.6%	34.2%	30.1%

Payments and Network ("Payments")
Revenue	$1,411	$1,443	$5,504	$3,909
First Data revenue [1]	—	—	—	1,688
Combined revenue	1,411	1,443	5,504	5,597
Combined adjustments:
Intercompany eliminations [2]	—	—	—	(4)
Deferred revenue purchase accounting adjustments	12	10	40	14
Adjusted revenue	$1,423	$1,453	$5,544	$5,607

Operating income	$649	$620	$2,361	$1,658
First Data operating income [1]	—	—	—	600
Combined operating income	649	620	2,361	2,258
Combined adjustments:
Merger and integration costs	11	10	40	14
Adjusted operating income	$660	$630	$2,401	$2,272

Operating margin	46.0%	43.0%	42.9%	42.4%
Adjusted operating margin	46.4%	43.4%	43.3%	40.5%

Corporate and Other
Revenue	$235	$292	$925	$765
First Data revenue [1]	—	—	—	407
Combined revenue	235	292	925	1,172
Combined adjustments:
Output Solutions postage reimbursements	(224)	(248)	(864)	(978)
Adjusted revenue	$11	$44	$61	$194

Operating loss	$(846)	$(848)	$(2,928)	$(1,698)
First Data operating loss [1]	—	—	—	(538)
Combined operating loss	(846)	(848)	(2,928)	(2,236)
Combined adjustments:
Merger and integration costs	242	136	856	449
Severance and restructuring costs	16	75	108	150
Amortization of acquisition-related intangible assets	501	533	2,024	1,222
Gain on sale of businesses	—	(5)	(464)	(12)
Adjusted operating loss	$(87)	$(109)	$(404)	$(427)

See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

News Release
1Represents the financial results of First Data prior to the date of acquisition. For the year ended December 31, 2019, this includes the results of First Data from January 1, 2019 through July 28, 2019.
2Represents the elimination of intercompany revenue and expense between First Data and the company.
3Represents an adjustment primarily related to the company's joint venture with Bank of America. The Banc of America Merchant Services joint venture (BAMS) was dissolved effective July 1, 2020. The company owned 51% of BAMS and, through June 30, 2020, BAMS' financial results were 100% consolidated into the company's financial statements for GAAP reporting purposes. In connection with the dissolution of the joint venture, the company received a 51% share of the joint venture's value via an agreed upon contractual separation. In addition, the company will continue providing merchant processing and related services to Bank of America for its merchant clients. The non-GAAP adjustment reduces adjusted revenue and adjusted operating income by the joint venture revenue and expense that was not expected to be retained by the company upon dissolution and is partially offset by an increase to processing and services revenue.
4For all periods presented in the Fintech segment, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net income	$975	$914
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	1,077	615
Amortization of acquisition-related intangible assets	2,133	1,036
Amortization of financing costs, debt discounts and other	47	127
Net foreign currency gain on financing activities	—	(50)
Share-based compensation	369	229
Deferred income taxes	71	47
Gain on sale of businesses	(464)	(15)
Income from investments in unconsolidated affiliates	—	(29)
Distributions from unconsolidated affiliates	42	23
Settlement of interest rate hedge contracts	—	(183)
Non-cash impairment charges	124	48
Other operating activities	(16)	(3)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	320	(7)
Prepaid expenses and other assets	(167)	(82)
Contract costs	(289)	(212)
Accounts payable and other liabilities	(146)	238
Contract liabilities	71	99
Net cash provided by operating activities	4,147	2,795

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(900)	(721)
Proceeds from sale of businesses	579	51
Payments for acquisition of businesses, net of cash acquired and including working capital adjustments	(139)	(16,005)
Distributions from unconsolidated affiliates	109	113
Purchases of investments	(1)	(45)
Other investing activities	11	5
Net cash used in investing activities	(341)	(16,602)

Cash flows from financing activities
Debt proceeds	8,897	20,030
Debt repayments	(10,918)	(5,043)
Short-term borrowings, net	(6)	—
Payments of debt financing, redemption and other costs	(16)	(247)
Proceeds from issuance of treasury stock	133	156
Purchases of treasury stock, including employee shares withheld for tax obligations	(1,826)	(561)
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(104)	(118)
Other financing activities	4	(26)
Net cash (used in) provided by financing activities	(3,836)	14,191
Effect of exchange rate changes on cash, cash equivalents and restricted cash	16	1
Net change in cash, cash equivalents and restricted cash	(14)	385
Net cash flows from discontinued operations	—	133
Cash, cash equivalents and restricted cash, beginning balance	933	415
Cash, cash equivalents and restricted cash, ending balance	$919	$933

News Release

Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	December 31,
	2020	2019
Assets
Cash and cash equivalents	$906	$893
Trade accounts receivable – net	2,482	2,782
Prepaid expenses and other current assets	1,310	1,503
Settlement assets	11,521	11,868
Total current assets	16,219	17,046

Property and equipment – net	1,628	1,606
Customer relationships – net	11,603	14,042
Other intangible assets – net	3,755	3,600
Goodwill	36,322	36,038
Contract costs – net	692	533
Investments in unconsolidated affiliates	2,756	2,720
Other long-term assets	1,644	1,954
Total assets	$74,619	$77,539

Liabilities and Equity
Accounts payable and accrued expenses	$3,186	$3,080
Short-term and current maturities of long-term debt	384	287
Contract liabilities	546	492
Settlement obligations	11,521	11,868
Total current liabilities	15,637	15,727

Long-term debt	20,300	21,612
Deferred income taxes	4,389	4,247
Long-term contract liabilities	187	155
Other long-term liabilities	777	941
Total liabilities	41,290	42,682

Redeemable noncontrolling interests	259	262

Fiserv shareholders' equity	32,330	32,979
Noncontrolling interests	740	1,616
Total equity	33,070	34,595
Total liabilities and equity	$74,619	$77,539

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
($ in millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Growth	2020	2019	Growth

Total Company
Adjusted revenue	$3,620	$3,712		$13,908	$14,445
Currency impact [2]	15	—		133	—
Acquisition adjustments	—	—		(6)	—
Divestiture adjustments	(121)	(219)		(516)	(901)
Internal revenue	$3,514	$3,493	1%	$13,519	$13,544	—

Acceptance
Adjusted revenue	$1,444	$1,464		$5,402	$5,702
Currency impact [2]	18	—		111	—
Acquisition adjustments	—	—		(6)	—
Divestiture adjustments	(113)	(152)		(450)	(631)
Internal revenue	$1,349	$1,312	3%	$5,057	$5,071	—

Fintech
Adjusted revenue	$742	$751		$2,901	$2,942
Currency impact [2]	(3)	—		(1)	—
Divestiture adjustments	—	(6)		—	(35)
Internal revenue	$739	$745	(1)%	$2,900	$2,907	—

Payments
Adjusted revenue	$1,423	$1,453		$5,544	$5,607
Currency impact [2]	—	—		23	—
Divestiture adjustments	—	(18)		(8)	(46)
Internal revenue	$1,423	$1,435	(1)%	$5,559	$5,561	—

Corporate and Other
Adjusted revenue	$11	$44		$61	$194
Divestiture adjustments	(8)	(43)		(58)	(189)
Internal revenue	$3	$1		$3	$5
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Internal revenue growth is calculated using actual, unrounded amounts.
1Internal revenue growth is measured as the change in adjusted revenue (see pages 10-12) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions (except for full year 2019 revenue attributable to First Data which is presented on a combined company basis) and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions. Revenue attributable to dispositions also includes current and prior period revenue associated with merchants retained by the company from the Banc of America Merchant Services joint venture, which was dissolved effective July 1, 2020, transition services revenue within Corporate and Other, and, in the Payments segment, certain adjustments to conform prior period amounts to be consistent with the combined company's presentation.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
($ in millions, unaudited)

Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net cash provided by operating activities	$1,186	$1,178	$4,147	$2,795
First Data net cash provided by operating activities [1]	—	—	—	1,370
First Data payments for contract assets [2]	—	—	—	(51)
Combined net cash provided by operating activities	1,186	1,178	4,147	4,114
Combined capital expenditures	(211)	(290)	(900)	(1,118)
Combined adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(43)	(72)	(104)	(271)
Distributions from unconsolidated affiliates [3]	15	28	109	113
Severance, restructuring, merger and integration payments	137	173	505	375
Settlement of interest rate hedge contracts	—	—	—	183
Tax payments on adjustments and debt financing	(30)	(33)	(109)	(105)
Other	—	—	—	(4)
Free cash flow	$1,054	$984	$3,648	$3,287
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
1Represents the financial results of First Data prior to the date of acquisition. For the year ended December 31, 2019, this includes the results of First Data from January 1, 2019 through July 28, 2019.
2Represents the conformity of First Data's historical classification of payments for contract assets to be consistent with the company's classification and treatment.
3Distributions from unconsolidated affiliates totaled $45 million and $44 million for the fourth quarter of 2020 and 2019, of which $30 million and $16 million are recorded within net cash provided by operating activities, respectively. Distributions from unconsolidated affiliates totaled $151 million in 2020, of which $42 million are recorded within net cash provided by operating activities. Distributions from unconsolidated affiliates totaled $234 million in 2019, of which $121 million are recorded within First Data net cash provided by operating activities.

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Total Amortization [1]	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Acquisition-related intangible assets	$530	$560	$2,133	$1,036
Capitalized software and other intangibles	42	43	161	160
Purchased software	57	46	269	103
Financing costs, debt discounts and other	11	11	47	127
Sales commissions	23	22	90	83
Deferred conversion costs	12	6	34	22
Total amortization	$675	$688	$2,734	$1,531

First Data acquisition-related intangible assets	$—	$—	$—	$233
First Data capitalized software and other intangibles	—	—	—	62
First Data purchased software	—	—	—	72
First Data financing costs, debt discounts and other	—	—	—	7
First Data sales commissions	—	—	—	—
First Data deferred conversion costs	—	—	—	22
Total First Data amortization [2]	$—	$—	$—	$396

Combined acquisition-related intangible assets	$530	$560	$2,133	$1,269
Combined capitalized software and other intangibles	42	43	161	222
Combined purchased software	57	46	269	175
Combined financing costs, debt discounts and other	11	11	47	134
Combined sales commissions	23	22	90	83
Combined deferred conversion costs	12	6	34	44
Total combined amortization	$675	$688	$2,734	$1,927
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustment on page 8). The adjustment for acquired First Data software/technology excludes only the incremental amortization related to the fair value purchase accounting allocation. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its unaudited non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
2Represents the financial results of First Data prior to the date of acquisition. For the year ended December 31, 2019, this includes the results of First Data from January 1, 2019 through July 28, 2019.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures

Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures, including internal revenue growth and adjusted earnings per share are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business. The company's internal revenue growth outlook for 2021 includes deferred revenue purchase accounting adjustments and excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company's Output Solutions postage reimbursements. The company's adjusted earnings per share outlook for 2021 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; merger and integration costs; severance and restructuring costs; gains or losses from the sale of businesses; and certain discrete tax benefits and expenses, and includes non-cash deferred revenue purchase accounting adjustments. The company estimates that amortization expense in 2021 with respect to acquired intangible assets will approximate the amount incurred in 2020. Other adjustments to the company’s financial measures that have been incurred in 2020 are presented on page 8; however, they are not necessarily indicative of adjustments that may be incurred in 2021. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

FISV-E
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